UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF THE EARLIEST EVENT REPORTED): September 14, 2015

FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On September 14, 2015, the Company entered into an Employment Agreement with John Maslowski in connection with Mr. Maslowski's promotion from Vice President of Scientific Affairs to Senior Vice President of Scientific Affairs. The Employment Agreement provides that:

•
Mr. Maslowski shall receive an annual base salary of $250,000 (which was Mr. Maslowski's base salary prior to the Employment Agreement). Mr. Maslowski's base salary shall be reviewed annually by the Company's Board of Directors (the "Board") or a committee thereof and shall be subject to upward adjustment, as determined by the Board or a committee thereof;

•
Mr. Maslowski shall be eligible to receive an annual performance bonus, subject to the attainment of annual performance goals as determined by the Board or a committee thereof. Mr. Maslowski's target annual performance bonus shall be equal to 35% of his base salary, which target amount shall be reviewed annually by the Board or a committee thereof and shall be subject to upward adjustment, as determined by the Board or a committee thereof;

•
If Mr. Maslowski’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Maslowski due to good reason (as defined in the Employment Agreement), he shall receive a lump sum severance payment equal to nine months of his then current base salary and nine months of monthly COBRA premiums; provided that if such termination of employment occurs within 60 days before or 18 months after a change in control of the Company (as defined in the Employment Agreement), then the severance payment will be a lump sum equal to (i) his last annual bonus, plus (ii) eighteen months of his then current base salary, plus (iii) eighteen months of monthly COBRA premiums; and

•
Mr. Maslowski shall be subject to typical restrictive covenant provisions, including non-competition and non-solicitation restrictions, which shall apply during the term of his employment and for a period of one year thereafter.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is not complete. It is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 14, 2015, by and between Fibrocell Science, Inc. and John Maslowski

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ David Pernock
David Pernock
Chairman of the Board and Chief Executive Officer
Date: September 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated September 14, 2015, by and between Fibrocell Science, Inc. and John Maslowski